UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Aqua America, Inc.

(Exact name of Registrant as specified in its charter)

Pennsylvania	23-1702594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

762 W. Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Tangible Equity Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-223306

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Aqua America, Inc. (the “Registrant”) registers hereunder its 6.00% Tangible Equity Units (the “Units”), each with a stated amount of $50. For a description of the Units, reference is made to the information under the heading (i)“Description of the Units” in the prospectus supplement dated April 17, 2019 (the “Prospectus Supplement”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on April 19, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus dated February 28, 2018 (the “Prospectus”) filed as part of the Registrant’s registration statement on Form S-3, as amended (File No. 333-223306), as filed with the Commission on February 28, 2018 and (ii) “Description of Units” in the Prospectus. Each Unit is comprised of a prepaid stock purchase contract and a senior amortizing note. For a description of the prepaid stock purchase contract, reference is made to the information under the heading (i) “Description of the Purchase Contracts” in the Prospectus Supplement, (ii) “Description of Common Stock Purchase Contracts” in the Prospectus and (iii) “Description of Common Stock” in the Prospectus. For a description of the senior amortizing note, reference is made to the information under the heading (i) “Description of the Amortizing Notes” in the Prospectus Supplement and (ii) “Description of Debt Securities” in the Prospectus. Each such description referred to above, and the Prospectus and Prospectus Supplement, is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2. Exhibits.

Exhibit
Number	Description of Exhibit
4.1	Amended and Restated Articles of Incorporation of Aqua America, Inc., dated as of May 10, 2012 (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 11, 2012, File No. 001-06659).

4.2	Amended and Restated Bylaws (as amended effective as of May 10, 2012) (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 11, 2012, File No. 001-06659).

4.3	Indenture, dated as of April 23, 2019, between the Registrant, as issuer, and U.S. Bank N.A., as Trustee (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed on April 23, 2019).

4.4	First Supplemental Indenture, dated as of April 23, 2019, between the Registrant, as issuer, and U.S. Bank N.A., as Trustee (incorporated by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed on April 23, 2019).

4.5	Second Supplemental Indenture, dated as of April 23, 2019, between the Registrant, as issuer, and U.S. Bank N.A., as Trustee (including the form of amortizing note) (incorporated by reference to Exhibit 4.6 to the Registrant’s Current Report on Form 8-K filed on April 23, 2019).

4.6	Purchase Contract Agreement, dated as of April 23, 2019, among the Registrant, U.S. Bank N.A., as Purchase Contract Agent, as attorney-in-fact for the Holders from time to time as provided therein and as Trustee under the indenture referred to therein (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 23, 2019).

99.1	Prospectus supplement, dated April 17, 2019, relating to the Units and the accompanying prospectus, dated February 28, 2018, filed with the Commission on April 19, 2019 (Registration No. 333-223306) (incorporated herein by reference).

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AQUA AMERICA, INC.

Date: April 23, 2019	By:	/s/ Christopher Luning
	Name:	Christopher Luning
	Title:	Executive Vice President, General Counsel, and Secretary